UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2026

LendingTree, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1415 Vantage Park Dr., Suite 700, Charlotte, NC	28203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 541-5351

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TREE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jill Olmstead will be leaving her role as the Chief Human Resources Officer of LendingTree, LLC (together with LendingTree, Inc., the “Company”), and her employment will be terminated without cause effective May 31, 2026 (the “Effective Date”).

In connection with Ms. Olmstead’s departure, the Compensation Committee of the Board of Directors approved severance benefits pursuant to the Company’s Executive Severance Pay Plan (“Plan”), subject to Ms. Olmstead’s execution and non-revocation of a general release of claims and continued compliance with the applicable restrictive covenant obligations contained in the release. Under the Plan, Ms. Olmstead will be entitled to receive as severance (i) cash severance equal to 1.0x her base salary, payable in equal installments over the 12-month period following Ms. Olmstead’s termination of employment payable in accordance with the Plan and the Company’s regular payroll policies, (ii) accelerated vesting of Ms. Olmstead’s outstanding equity awards that would have vested during the 12 months following her termination of employment, and (iii) reimbursement of 12 months’ of COBRA premiums for Ms. Olmstead and her eligible dependents.

In addition, the Company will enter into a consulting agreement with Ms. Olmstead pursuant to which Ms. Olmstead will provide transition services to the Company for the period beginning June 1, 2026, and ending March 31, 2027. Pursuant to the consulting agreement, the Company will pay Ms. Olmstead consulting fees of $10,000 per month during the consulting period, and Ms. Olmstead will agree to provide up to 80 hours of services, on average, per month.

The Compensation Committee also approved that, solely for purposes of determining Ms. Olmstead’s eligibility for “Retirement” treatment under the Company’s 2023 Stock Plan (“Stock Plan”) and applicable award agreements, Ms. Olmstead’s service pursuant to the consulting agreement from June 1, 2026 through March 31, 2027 (which shall be considered the date of her Termination of the Employment, as defined under 2023 Stock Plan) will be treated as continuous service with the Company, such that upon completion of the consulting agreement Ms. Olmstead will be deemed to satisfy the “Rule of 65” provisions under the 2023 Stock Plan. Accordingly, any equity awards held by Ms. Olmstead that provide for continued vesting treatment upon Retirement will thereafter continue to vest in accordance with the terms of the applicable award agreements and the 2023 Stock Plan.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2026
LENDINGTREE, INC.

	By:	/s/ Heather Novitsky
Heather Novitsky
Corporate Secretary

3